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                                 EXHIBIT 23.3

                  Consent of Lamn, Krielow, Dytrych & Darling

We consent to the incorporation by reference in the Registration Statement of Westower Corporation on Form S-8 (Registration No. 3333-65337) of our report dated February 11, 1998, except for Note 4, as to which the date is August 12, 1998, relating to the financial statements of MJA Communications Corp. appearing in the Amendment No. 2 on Form 10-KSB/A to the Transition Report on Form 10-KSB dated January 25, 1999, of Westower Corporation.

/s/ LAMN, KRIELOW, DYTRYCH & DARLING
Certified Public Accountants

February 8, 1998